EXHIBIT 32.1

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

In connection with the Quarterly Report on Form 10-Q of Pressure BioSciences, Inc., a Massachusetts corporation (the “Company”) for the period ended June 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard T. Schumacher, President and Chief Executive Officer of the Company, do hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) that:

(1)   The Report of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2014	By:	/s/Richard T. Schumacher
Richard T. Schumacher President & Chief Executive Officer (Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to Pressure BioSciences, Inc. and will be retained by Pressure BioSciences, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.